UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio	1-1097	31-0455440
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

600 Albany Street, Dayton, Ohio (Address of principal executive offices)	45417 (Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on June 19, 2015, The Standard Register Company (the “Company”) and its subsidiaries (together with the Company, the “Sellers”) agreed to enter into an Asset Purchase Agreement (the “Purchase Agreement”) with Taylor Corporation (the “Purchaser”).

The consummation of the transactions contemplated by the Purchase Agreement occurred on July 31, 2015.

The net proceeds of the transaction, after paying costs associated with the transaction, were used to satisfy certain of the obligations of the Company and its subsidiaries to their creditors, including certain of the Company’s obligations under (i) the Post-Petition Loan and Security Agreement, dated as of March 12, 2015, among the Sellers, the Lenders (as defined therein) and Bank of America, N.A.; (ii) Super-Priority Priming Debtor In Possession Delayed Draw Term Loan Credit Agreement, dated as of March 12, 2015, by and among the Sellers, the subsidiary guarantors from time to time parties thereto, the various financial institutions and other persons from time to time parties thereto and Silver Point Finance, LLC; (iii) the Amended and Restated Loan and Security Agreement dated as of August 1, 2013 among the Company, the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto, as amended, restated, supplemented, or modified from time to time; (iv) the First Lien Credit Agreement dated as of August 1, 2013 by and among the Company, WorkflowOne LLC, the subsidiary guarantors party thereto, the lenders party thereto, and Silver Point Finance, LLC, as amended, restated, supplemented, or modified from time to time; (v) the Second Lien Credit Agreement dated as of August 1, 2013 by and among the Company, WorkflowOne LLC, the subsidiary guarantors party thereto, the lenders party thereto, and Silver Point Finance, LLC, as amended, restated, supplemented, or modified from time to time.

The Company does not anticipate that there will be proceeds ultimately available to the Company from this transaction and other potential asset sales sufficient, after payments to creditors, to result in any distribution to the stockholders of the Company.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 1, 2015, Benjamin Cutting, Chief Financial Officer of the Company, John King, President of the Company’s Healthcare Business Unit, and Gerard Sowar, Executive Vice President, General Counsel and Secretary of the Company, notified the Company of their resignations from each of their positions as an officer, including any and all similar managerial positions, of the Company and each of its subsidiaries, effective August 1, 2015.   Mr. Sowar will remain a director of the Company’s subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

THE STANDARD REGISTER COMPANY

Date: July 31, 2015

By: /s/ Gerard D. Sowar

Gerard D. Sowar,

Executive Vice President, General Counsel

and Secretary